UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONTINENTAL ALLOY WHEEL CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	N/A	27-4510216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6770 – Blank Checks	0001511800
(Standard Industrial Classification)	(Central Index Key)

c/o Befumo & Schaeffer, PLLC
1629 K Street, NW, Suite 300
Washington, DC 20006
 (Address of principal executive offices, including zip code)

(202) 973-0186
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock offered by the Company	2,500,000	$0.01	$25,000	$2.90
TOTAL	2,500,000	$0.01	$25,000	$2.90

(1) This is an initial offering of securities by the Registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
If the maximum aggregate offering price increases prior to the effective date of this registration statement, the Registrant will file a pre-effective amendment to increase the maximum dollar value being registered and pay an additional filing fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Continental Alloy Wheel Corporation
Minimum 1,500,000 – Maximum 2,500,000 Shares of Common Stock / $0.01 per share

Under the 419 registration, Continental Alloy Wheel Corporation sold 2,200,000 shares at a price of $0.01 per share to 25 investors.

The proceeds from the sale of the shares in this offering were payable to Underhill Securities Corp. for the benefit of Continental Alloy Wheel Corp.

All subscription funds and the securities to be issued to investors (the “Deposited Funds” and “Deposited Securities,” respectively), will be held in a separate bank account established by Underhill Securities Corp., a registered broker/dealer maintaining net capital equal to or exceeding $25,000, in which Underhill Securities Corp. acts as trustee for persons having the beneficial interests in the account. All Deposited Funds and Deposited Securities will be held for the sole benefit of the purchasers, and the books and records of Underhill Securities Corp. will indicate the name, address and interest of each person for whom the account is held. While held in the trust account, the Deposited Securities may not be traded or transferred.  Except for an amount up to 10% of the Deposited Funds otherwise releasable under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting certain specified criteria has been consummated and 80% of investors reconfirm their investment in accordance with the procedures ser forth in Rule 419. Pursuant to these procedures, this new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds (minus up to 10% which may be release to the registrant under Rule 419) and none of the Deposited Securities will be issued to investors. In the event an acquisition is not consummated by a date 18 months after the effective date of the initial registration statement, the Deposited Funds will be returned on a pro rata basis to all investors.

Until 90 days after the date funds and securities are released from the trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

Prior to this Offering, there has been no public market for our common stock. The securities offered are not listed on any national securities exchange or the Nasdaq Stock Market. We are a development stage company, which currently has no operations and has not generated any revenue. Therefore, any investment involves a high degree of risk. The Company plans to have its stock quoted on the OTCBB. In order to be quoted on the OTCBB, an authorized market maker must file a Form 211 application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operated the OTCBB, nor can there by any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. .

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.  Investing in our ordinary shares involves risks.  SEE RISK FACTORS BEGINNING ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 29, 2013.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

EXPLANATORY NOTE

This post-effective amendment no.2 is being filed pursuant to Rule 419 regarding the proposed acquisition of Starpoint General Corporation (“Starpoint” also the “Acquisition Candidate”) by Continental Alloy Wheel Corporation (“CAWC” or the “Company”).

On July 22, 2013, CAWC entered into an Exchange Agreement with Starpoint to exchange 1,000 newly issued shares of CAWC for 10,000 shares of the Acquisition Candidate, representing 100% of the outstanding shares of the Acquisition Candidate.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), the Acquisition Candidate will become a wholly-owned subsidiary of CAWC and CAWC will acquire the business and operations of the Acquisition Candidate.  The Exchange Agreement, which contains customary representations, warranties, and conditions, is filed with this post-effective amendment no.2 Exhibit 10.2.

Starpoint is a corporate advisory firm, providing strategic advice to growth companies in emerging markets. Utilizing Starpoint management’s knowledge of financial markets Starpoint provides strategic advice, design and implementation of corporate restructuring plans and assists clients with access to capital markets.  Starpoint has a business value greater than the maximum offering proceeds of CAWC’s public offering.

See additional information in Business of the Acquisition Candidate below.

Investors are being asked to reconfirm their investment given the proposed acquisition of Starpoint and such acquisition will not be completed unless at least 80% of the investors in this offering reconfirm their investment.

Within five business days after the effective date of this post-effective amendment, the Company shall send by first class mail to each investor a copy of the prospectus contained in this post-effective amendment. Each investor wishing to remain an investor must notify the Company in writing that the investor elects to remain an investor. Investors’ notifications should be sent by first class mail to:  Continental Alloy Wheel Corp., c/o Befumo & Schaeffer, PLLC, 1629 K Street, NW Suite 300, Washington, DC 20006, and MUST be actually received by the Company no later than __________, 2013.

SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this Prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

QUOTATION ON OTCBB

CAWC plans to have its stock quoted on the OTCBB. In order to be quoted on the OTCBB, an authorized market maker must file a Form 211 application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there by any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.

CONTINENTAL ALLOY WHEEL CORPORATION

Business Overview

CAWC was incorporated in the State of Nevada on December 28, 2010 by Andrew J. Befumo, the initial director, for the purpose of creating a corporation that could be used to consummate a merger or acquisition. Mr. Befumo serves as President, Secretary, Treasurer and Director, and currently owns 82 % of CAWC’s outstanding common shares.  Following CAWC’s formation, Mr. Befumo determined next to proceed with filing a Form S-1.   CAWC has been in the developmental stage since inception and has no operations to date.

Our auditor has expressed substantial doubt about CAWC’s ability to continue as a going concern. As of July 22, 2013 , CAWC   has $542 in cash on hand. CAWC’s net loss for the period of December 28, 2010 (inception) to March 31, 2013 was $43,920.

Mr. Befumo, the President and Director, elected to commence implementation of our principal business purpose, described below under "Plan of Operation." As such, we can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company will utilize word of mouth to locate a merger or acquisition candidate. The Company must consummate a merger or acquisition by a date 18 months after the effective date of the initial registration statement or refund investors funds as described herein. It is anticipated that the most likely consideration for such merger or acquisition will be in common stock of the Company.

The proposed business activities described herein classify us as a "blank check" company. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Accordingly, the current shareholder of the Company has executed and delivered a "lock-up" letter agreement, affirming his/her ownership in his/her respective shares of the Company's common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in the Company's securities until a merger or acquisition has been consummated, the current shareholder has agreed to place his/her respective certificates in an escrow account until such time as a merger or acquisition has been successfully consummated. However, while we believe that the procedures established to preclude any sale of our securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder to sell their respective securities before such closing.

The maximum offering proceeds may not be sufficient capital to acquire an operating business thus the Company may require future stock sales and/or possible debt.

As of the date of this Prospectus, CAWC has 12,200,000 shares of $0.001 par value common stock issued and outstanding,

CAWC’s corporate offices are located at 1629 K Street, NW, Suite 300, Washington, DC 20006, with a telephone number of (202) 973-0186.   CAWC currently shares office space with Befumo & Schaeffer, PLLC and Befumo & Schaeffer, PLLC provides the office space at no cost to CAWC.

CAWC’s   fiscal year end is December 31.

THE OFFERING

In August 2012, CAWC sold 2,200,000 shares of common stock, par value $0.001 per share, to 25 individual investors.  The gross offering proceeds received to date are $22,000.  There was zero dollars paid for underwriting commissions, underwriting expenses and dealer allowances.  None of the offering proceeds have been disbursed to CAWC to date, directly or indirectly.  The amount remaining in the trust account is $22,000.

The reconfirmation offer must commence within five (5) business days after the effective date of this post-effective amendment.  Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(i)
Within 5 business days after the effective date of the post-effective amendment, the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii)
Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor.  If the registrant has not received such written notification by the 45 th business day following the effective date of the post-effective amendment, funds held in the trust account shall be sent by first class mail or other equally prompt means to the purchaser within 5 business days.

(iii)
The acquisition meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers (holders of 80% of the shares purchased) confirm their investments; and

(iv)
If a consummated acquisition meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the trust account shall be returned by first class mail or equally prompt means to the purchaser within 5 business days following that date.

The trust funds cannot be released until:

1.	The trustee has received a signed representation from the registrant, together with other evidence acceptable to the trustee, that the requirements of paragraph i, ii and iii above have been met; and
2.	Consummation of an acquisition meeting the requirements of paragraph iii above.

Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify CAWC in writing that the investor elects to remain an investor.  Within five business days after the effective date of this post-effective amendment, the Company shall send by first class mail to each investor a copy of the prospectus contained in this post-effective amendment. Each investor wishing to remain an investor must notify the Company in writing that the investor elects to remain an investor. Investors’ notifications should be sent by first class mail to:

Continental Alloy Wheel Corp.
c/o Befumo & Schaeffer, PLLC
1629 K Street, NW Suite 300
Washington, DC 20006

If CAWC does not receive written notification of any investor’s election to remain an investor by _________, 2013, the pro rata portion of the Deposited Funds held in the trust account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means.

The acquisition will be consummated only if 80% of the shares sold in the offering reconfirm their investments.  If a consummated acquisition has not occurred by a date 18 months after the effective date of the initial registration statement, the Deposited Funds shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this Prospectus.

Statements of operations data

Dec. 28, 2010 (Inception) through March 31, 2013
Revenue	$0
Expenses:
General and administrative expenses	43,920
Total Expenses	43,920
Net Income (Loss)	$(43,920)

Balance sheet data

March 31, 2013
ASSETS
Current Assets
Cash	$542
Prepaid Expenses	$2,500
Total current assets	3,042
Restricted Cash	22,000
Total assets	$25,042

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities	$26,601
Non-Current Liabilities	-

Total Liabilities	$26,601

Stockholders’ Equity

Common stock	10,000
Additional paid-in capital	(10,361)
(Deficit) accumulated during development stage	(43,920)

Total stockholder's deficit	(23,559)

Total liabilities and stockholder's deficit	$25,042

RISK FACTORS

Investment in CAWC   securities involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

RISKS ASSOCIATED WITH CAWC

SOLE OFFICER AND DIRECTOR MAY HINDER OPERATIONS. CAWC’s operations depend solely on the efforts of Andrew J. Befumo, the sole officer and director of the Company. Mr. Befumo has no experience related to public company management, nor as a principal accounting officer. Because of this, we may be unable to develop our business or manage our public reporting requirements. We cannot guarantee that we will be able overcome any such obstacles.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL CONTINUE TO OWN A SUBSTANTIAL AMOUNT OF OUR STOCK OTHER INVESTORS WILL HAVE MINIMAL INFLUENCE OVER OUR BUSINESS.  Andrew Befumo, CAWC’s sole officer and director, currently owns 82 % of CAWC outstanding common stock, and will continue to own 82% of CAWC common stock after CAWC’s acquisition of Starpoint. As a result, he will have significant influence over the outcome of matters submitted to our stockholders for approval, including the election of directors. His large stake in our company could also affect the market price of our common stock by, for example, delaying, deferring or preventing a change in corporate control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS. Andrew J. Befumo is a practicing attorney and may become involved in other employment opportunities and therefore, may periodically face a conflict in selecting between us and other personal and professional interests. While Mr. Befumo currently has no conflicts in regards to acting as our sole officer and director, in the event that a conflict of interest arises with respect to one of Mr. Befumo’s clients he may be forced to resign.  If we lose Andrew J. Befumo to other pursuits without a sufficient warning, we may, consequently, go out of business.

LACK OF BLANK CHECK EXPERIENCE MAY LIMIT BUSINESS COMBINATIONS OR RESULT IN POOR ANALYSIS. Our officer has not served as an officer or director of a development stage company with the business purpose of acquiring a target business. His inexperience may affect his ability to adequately evaluate and successfully consummate the proposed acquisition of Starpoint.

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS. Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in a trust account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the issuer in a blank check offering is required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, we are required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must be given no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said period is automatically to receive a return of his investment funds.

Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, the Company's shareholders will not be afforded an opportunity specifically to approve or disapprove any particular transaction involving the purchase of Shares from management.

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN TRUST ACCOUNT MAY LIMIT LIQUIDITY. According to Rule 15g-8 as promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it shall be unlawful for any person to sell or offer to sell Shares (or any interest in or related to the Shares) held in the Rule 419 trust account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, contracts for sale to be satisfied by delivery of the Deposited Securities (e.g., contracts for sale on a when, as, and if issued basis) are prohibited.

DISCRETIONARY USE OF PROCEEDS; "BLANK CHECK" OFFERING LEADS TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS. As a result of management's broad discretion with respect to the specific application of the net proceeds of th e company’s Offering, the Offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of the Offering are intended to be applied toward effecting the proposed Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, there can be no assurance that determinations ultimately made by us relating to the specific allocation of the net proceeds of the offering will permit us to achieve our business objectives or those of the Acquisition Candidate .

REGULATIONS CONCERNING "BLANK CHECK" ISSUERS MAY LIMIT BUSINESS COMBINATIONS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as us, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, our selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN NO ASSURANCE OF SUCCESS. We have no operating history nor any revenues or earnings from operations. Neither CAWC nor the Acquisition Candidate have significant assets or financial resources. We will, in all likelihood continue to sustain operating expenses without corresponding revenues. This may result in us incurring a net operating loss, which will increase continuously until we can become profitable . Because the Merger Candidate also has no significant operating history, revenues, or earnings from operations, there is no assurance that consummation of the proposed acquisition will result in our success.

SPECULATIVE NATURE OF OUR PROPOSED OPERATIONS RESULTS IN NO ASSURANCE OF SUCCESS. The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. In the event we complete the proposed acquisition of Starpoint, the success of our operations may be dependent upon management of Starpoint and numerous other factors beyond our control.

NO ACTIVE TRADING MARKET MAY MEAN THE SHARES ARE ILLIQUID. The Company plans to have its stock quoted on the OTCBB. In order to be quoted on the OTCBB, an authorized market maker must file a Form 211 application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.

UP TO 10% OF THE PROCEEDS FROM THE OFFERING MAY BE RELEASED TO THE COMPANY UPON COMPLETION OF THE OFFERING AND THEREFORE MAY NOT BE RETURNED TO INVESTORS.  In the event that CAWC fails to complete a business combination, the investors shall receive a pro-rata share of the investment funds.  Because up to 10% of the proceeds from the Offering may be released to the Company upon completion of the Offering, investors may receive back less than the total amount of their investment in the event that a business combination is not completed within 18 months of the closing of the Offering.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY MAY LIMIT BUSINESS COMBINATIONS. Mr. Befumo anticipates devoting between 10 to 20 hours per month to CAWC’s business. Our officer has not entered into written employment agreements with us and is not expected to do so in the foreseeable future. We have not obtained key man life insurance on our officer and director. Notwithstanding the combined limited experience and time commitment of our officer and director, loss of the service of this individual would adversely affect our development of our business and its likelihood of continuing operations. See "MANAGEMENT."

CONFLICTS OF INTEREST – MAY RESULT IN A LOSS OF BUSINESS. CAWC’s officer and director may in the future participate in other business ventures, which compete directly with us. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our officer and directors is involved in the management of any firm with which we transact business. There is no plan to complete a merger with, or acquisition of, any entity in which our management serve as officer, director or partner, or in which he or his family members own or hold any ownership interest.

FAILURE TO REGISTER A CLASS OF SECURITIES MAY HAVE DETRIMENTAL EFFECTS. CAWC intends to register its common shares under the Exchange Act. In the event that we do not register a class of securities under the Exchange Act , or in the event that we do not maintain such registration, our periodic disclosure requirements will be discontinued, and proxy rules and section 16 of the Exchange Act will no longer be applicable.  The inapplicability of these rules and requirements would be detrimental to your right to receive important information, including, but not limited to, financial information of the company, securities holdings of affiliates and owners of more that 10% of the company, as well as important information in advance of our annual meeting.  Furthermore, the inapplicability of these rules and requirements may have a material adverse effect on the value and liquidity of our securities.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION REFLECTING THAT WE MAY HAVE DIFFICULTY CONTINUING OPERATIONS.   CAWC’s auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might reduce the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

CAWC SHARES ARE CONSIDERED PENNY STOCKS WHICH LIMITS THEIR LIQUIDITY.  Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

CAWC’s shares are classified as penny stocks (and will continue to be classified as penny stocks after acquisition of Starpoint) and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities. For sales of CAWC securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in CAWC shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

LACK OF DIVERSIFICATION MAY LIMIT FUTURE BUSINESS. CAWC’s activities will be limited to those engaged in by the business opportunity which we merge with or acquire. CAWC’s inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

POSSIBLE INVESTMENT COMPANY ACT REGULATION MAY INCREASE COSTS. Although CAWC is subject to regulation under the Securities Exchange Act of 1933, we believe we will not be subject to regulation under the Investment Company Act of 1940, insofar as CAWC will not be engaged in the business of investing or trading in securities. In the event that a business combination with Starpoint results in our holding passive investment interests in a number of entities, CAWC could be subject to regulation under the Investment Company Act of 1940. In such event, CAWC would be required to register as an investment company and could be expected to incur significant registration and compliance costs. CAWC has obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject CAWC to material adverse consequences.

BECAUSE THE COMPANY HAS A LARGE AMOUNT OF AUTHORIZED BUT UNISSUED COMMON STOCK, INVESTORS’ SHARES IN THE COMPANY MAY BE DILUTED.   CAWC has an authorized capital of 75,000,000 common shares.   Currently, over 80% of the CAWC’s common stock remains authorized but unissued.  The authorized but unissued common stock may be issued in an acquisition or in other transactions.  The issuance of our authorized but unissued common stock may have a substantial dilutive effect on the CAWC’s existing stockholders.  Furthermore, the issuance of a large number of the CAWC’s authorized shares may result in a change of control or management.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES. Because the none of CAWC’s securities have been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of our securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for our securities to be a limited one.

WE WILL INCUR ONGOING COSTS AND EXPENSES AND HAVE NO SOURCES OF REVENUE.   CAWC is subject to the reporting requirements of the Securities Exchange Act of 1934.  While CAWC’s sole officer and director has agreed to advance funds as necessary, there is no written agreement between   CAWC and our sole officer and director regarding advancing funds to the Company. In the event that CAWC’s sole officer and director does not advance sufficient funds to maintain operations, CAWC may be forced to cease operations. In the event that CAWC ceases operations you may lose some or all of your investment.

BUSINESS ANALYSIS BY NON-PROFESSIONALS MAY INCREASE THE RISK OF POOR ANALYSIS. Analysis of the Acquisition Candidate’s operations will has been undertaken by our sole officer and director who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional, which increases the risk that a business combination with the Acquisition Candidate will be detrimental to CAWC.

ARBITRARY OFFERING PRICE MEANS SHARES MAY NOT REFLECT FAIR MARKET VALUE. The Offering price that CAWC investors paid for their securities has been arbitrarily determined and bears no relation to book value, assets, earnings, or any other objective criteria of value. There can be no assurance that, even if the proposed acquisition of Starpoint occurs, and even if a public trading market develops for our securities, the Shares will attain market values commensurate with the price that the CAWC investors paid for their shares.

NO PUBLIC MARKET FOR OUR SECURITIES MAY LIMIT THE LIQUIDITY OF SHARES. There is no public market for CAWC securities, and there can be no assurance that an active trading market will develop or that investors in CAWC securities will be able to res ell their securities. . The market price of CAWC securities may be affected significantly by factors such as announcements by us or our competitors, variations in our results of operations, and market conditions in general. Movements in prices of stock may also affect the market price in general. As a result of these factors, investors may not be able to liquidate an investment in   CAWC shares readily or at all.

RISKS ASSOCIATED WITH ACQUISTION CANDIDATE

THE GLOBAL FINANCIAL CRISIS MAY SIGNIFICANTLY IMPACT MERGER CANDIDATE’S BUSINESS AND FINANCIAL CONDITION FOR THE FORESEEABLE FUTURE.   Starpoint’s business is dependent upon the ability of businesses to thrive and grow. The continued credit crisis and related turmoil in the global financial system may adversely impact Starpoint’s business and financial condition, and Starpoint may face challenges if conditions in the financial markets do not improve.  The ability of the merger candidate to access the capital markets may be restricted at a time when it would like, or need, to raise financing, which could have an impact Starpoint’s flexibility to react to changing economic and business conditions.

WE NEED ADDITIONAL CAPITAL TO OPERATE MERGER CANDIDATE’S BUSINESS, AND FAILURE TO OBTAIN ADDITIONAL CAPITAL WILL HAVE A MATERIAL ADVERSE EFFECT.   We require additional financing to operate Starpoint’s business. The amount required depends upon our business operations, and our ability to get and retain new clients. We may be unable to secure this additional required financing on a timely basis, under terms acceptable to us, or at all. To obtain additional financing, we will likely sell additional equity securities, which will further dilute shareholders' ownership in us. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes, which may adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the corporate advisory sector in particular), our status as a new enterprise without a significant demonstrated operating history and/or the loss of key management.  Further, If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may be required to cease operations.

ACQUISITION CANDIDATE’S BUSINESS IS DEPENDENT UPON ITS SOLE OFFICER.  A LOSS OF STARPOINT’S OFFICER WOULD HAVE A MATERIAL ADVERSE EFFECT.   Starpoint’s business is highly dependent upon the services, knowledge and network of business contacts of Mr. Davis Cohen, Starpoint’s sole officer and director. If Mr. Cohen terminated his services with Starpoint it would have a detrimental effect on the ability of Starpoint to implement its business plan.

NEITHER ACQUISITION CANDIDATE NOR CAWC HAS PREVIOUS OPERATING HISTORY IN THE CORPORATE ADVISORY INDUSTRY, WHICH MAY RAISE SUBSTANTIAL DOUBT AS TO OUR ABILITY TO SUCCESSFULLY DEVELOP PROFITABLE BUSINESS OPERATIONS.   Both Starpoint and CAWC have limited operating histories.  The proposed merger and resulting business operations must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a business in the corporate advisory sector.  Starpoint has only one client, and has not generated any significant revenues to date.  There is nothing at this time on which to base an assumption that Starpoint’s business operations will prove to be successful in the long-term. Our future operating results will depend on many factors, including: our ability to raise adequate working capital; the level of our competition; our ability to attract and maintain key management and employees; and our ability to attract new clients.

LACK OF DIVERSIFICATION WILL INCREASE THE RISKS ASSOCIATED WITH ACQUISITION CANDIDATE’S BUSINESS, AND ITS FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY DETERIORATE IF IT FAILS TO DIVERSIFY.   Starpoint’s business focuses on corporate advisory services, and it currently has a single client, and CAWC has no other business prospects. Larger companies have the ability to manage their risk by diversification.  However, Starpoint lacks diversification, both in terms business scope, and a small number of clients.  As a result, Starpoint will likely be impacted more acutely by factors affecting its industry or the regions in which it operates than it would if its business were more diversified.  If Starpoint cannot diversify or expand its operations, our financial condition and results of operations could deteriorate.

ACQUISITION CANDIDATE FACES COMPETITION FOR A LIMITED POOL OF INVESTMENT OPPORTUNITIES WHICH MAY REDUCE ITS POTENTIAL PROFITS.   There are other companies operating in a similar sector to the Starpoint, actively seeking clients in emerging markets. A number of these competitors may be substantially larger and may have considerably greater financial, technical and marketing resources than either Starpoint or CAWC.  Some of the other companies in this market may be more successful and have more experience and money than Starpoint.  Competition may lead to either an over-supply of business similar to Starpoint’s, or to prices for providing services being driven down as a result of potential advisers trying to win new business. The existence of such competition may have a material adverse impact on the Starpoint’s ability to secure investment opportunities and ultimately reduce the Starpoint’s potential profits.

ACQUISITION CANDIDATE HAS A LIMITED OPERATING HISTORY AND MAY NOT GENERATE ENOUGH REVENUES TO STAY IN BUSINESS.   Starpoint was organized in June 2013 and has had limited operations since its inception from which to evaluate its business and prospects. There can be no assurance that future proposed operations will be implemented successfully or that Starpoint will ever be profitable. Starpoint’s limited financial resources are significantly less than those of its competition.  If we are unable to sustain Starpoint’s operations, you may lose your entire investment. Starpoint faces all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. In evaluating Acquisition Candidate’s business and prospects, these difficulties should be considered. If Starpoint is unable to achieve profitability CAWC may be forced to curtail operations and go out of business.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict. When used in this document, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the offering proceeds, CAWC will not be able to commence planned operations and implement its business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information.

CAWC intends to use the proceeds from this offering as follows:

	$22,000 Raised in Offering
Application of Proceeds	$	% of total
Total Offering Proceeds	$22,000	100.00%
Net Offering Proceeds	$22,000	100.00%
General Working Capital	$22,000	100.00%
Total Use of Proceeds	$22,000	100.00%

CAWC intends to use 100% of the proceeds from the Offering to merge with, or acquire a business. CAWC does not intend to use any of the proceeds to pay administrative and/or operating expenses, or for any other purpose. CAWC may withdraw up to 10% of the proceeds of th e Offering prior to the anticipated merger or business acquisition and will use these funds to pay expenses associated with the merger or business acquisition.  The remaining 90% of proceeds of th e Offering will remain in trust in accordance with the procedures set forth in Rule 419. Expenses associated with merging with or acquiring a business include advertising, mailing and shipping for due diligence materials, payments to third party non-affiliates, including bookkeepers, auditors, transfer agents, and others performing services to effect such merger, and possible travel.  To date, none of the offering proceeds have been disbursed to CAWC and the gross offering proceeds in the amount of $22,000 remain in trust with Underhill Securities Corp.

DETERMINATION OF OFFERING PRICE

CAWC sold 2,200,000 common shares at a price of $0.01 per share to 25 investors in the offering. The offering price of the common stock was   arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

Since no new shares are being issued as a result of this post-effective amendment, there will be no dilution to the current shareholders.

PLAN OF DISTRIBUTION

There is no public market for CAWC common stock. CAWC common stock is currently held by twenty six shareholders. Therefore, the current and potential market for CAWC common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

Monies received by the trustee in connection with sales of our securities were deposited immediately into a trust account.

Andrew J. Befumo did not receive commissions for any sales originated on our behalf. We believe that Andrew J. Befumo was exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Andrew J. Befumo:

1. was not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2. was not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. was not an associated person of a broker or dealer; and

4. Met the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the o ffering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our sole officer and director, Andrew J. Befumo, did not purchase any securities in the Offering.

DEPOSIT INTO TRUST ACCOUNT

In August of 2012, Continental Alloy Wheel Corp sold 2,200,000 common shares of stock at a price of $0.01 per share.   The gross offering proceeds and all securities issued (the "Deposited Funds" and "Deposited Securities," respectively) are being held in a trust account with Underhill Securities Corp., (the “Trustee”) a registered broker/dealer maintaining net capital equal to or exceeding $25,000, in which Underhill Securities Corp. acts as trustee for persons having the beneficial interests in the account.   The Trustee’s duties with respect to the Deposited Funds and Deposited Securities is governed by a Trust Agreement containing certain terms and provisions specified by Rule 419, and as described below.

The proceeds from the sale of the shares in our offering were payable to Underhill Securities Corp., and the Trustee deposited the proceeds in a non-interest bearing bank account at Wells Fargo Bank, wherein neither the Company nor any subscriber will receive interest no matter how long subscriber funds might be held, and wherein the proceeds shall remain until the conditions prescribed in the Trust Agreement are met.

DEPOSIT OF SECURITIES

All securities issued in connection with the offering were   deposited directly into the trust account promptly upon issuance. The identity of the purchaser of the securities was   included on the stock certificates or other documents evidencing such securities.

The Deposited Securities are being held for the sole benefit of the purchasers, and the purchasers shall have voting rights with respect to Deposited Securities held in their names. The Deposited Securities may not be sold or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

CAWC’s offering closed in August of 2012.  2,200,000 Shares were sold for offering proceeds of $22,000.  The offering proceeds and securities issued to investors in the offering are held in a trust account pursuant to Rule 419.

The trust will terminate upon the happening of one of the following: 1) confirmation by Continental Alloy Wheel Corporation’s legal counsel that a reconfirmation offering has been completed and an acquisition consummated or 2) failure to complete the reconfirmation offering by a date 18 months after the effective date of the initial registration statement. In the event of termination, funds and securities shall be delivered as described herein.

Once the offering is completed, the registrant may receive up to 10 percent of the proceeds remaining after payment of allowances permitted by Rule 419(b)(2)(vi) of the Securities Act of 1933.

The Deposited Funds and Deposited Securities will be released by the trustee to CAWC and to investors, respectively, only after the trustee has determined that: CAWC has executed an agreement for the acquisition of a business, the value of which represents at least 80% of the maximum offering proceeds; CAWC has filed the required post-effective amendment; the post-effective amendment has been declared effective; CAWC has successfully completed a reconfirmation offering having the conditions prescribed by Rule 419; including that at least 80% of the shares sold in the offering must have voted in favor of reconfirmation; and the acquisition meeting the above criteria has been consummated.

POST-EFFECTIVE AMENDMENT

On July 22, 2013, CAWC entered into an Exchange Agreement with Starpoint General Corporation to exchange 1,000 newly issued shares of CAWC for 10,000 shares of the Starpoint, representing 100% of Starpoint’s outstanding shares. Starpoint’s business is valued at greater than 80% of the maximum offering proceeds .  This post effective amendment on Form S-1 updates CAWC’s initial registration statement and contains information about: the proposed acquisition candidate and its business, including audited financial statements; the results of the offering; and the use of the funds disbursed from the trust account. The post-effective amendment also includes the terms of the reconfirmation offer mandated by Rule 419.

RECONFIRMATION OFFERING

Within five business days after the effective date of this post-effective amendment,  CAWC shall commence a Reconfirmation Offering, pursuant to Rule 419, which shall include the following conditions:

(1) The prospectus contained in this post-effective amendment will be sent by CAWC   to each investor whose securities are held in the trust account within five business days after the effective date of this post-effective amendment;

(2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of this post-effective amendment to notify CAWC in writing that the investor elects to remain an investor;

(3) If CAWC does not receive written notification from any investor within 45 business days following the effective date  of this post-effective amendment, the pro rata portion of the Deposited Funds held in the trust account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition will be consummated only if 80% of the shares sold in the offering reconfirm their investments; and

(5) If a consummated acquisition has not occurred by a date 18 months after the effective date  of the initial registration statement, Deposited Funds held in the trust account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

DESCRIPTION OF CAWC SECURITIES

COMMON STOCK

Continental Alloy Wheel Corp.is authorized to issue 75,000,000 shares of common stock, $0.001 par value and no shares of preferred stock. CAWC has issued 12,200,000 shares of common stock to date held by twenty-six   (26) shareholders of record.

The holders of CAWC’s common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

CAWC has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this Prospectus, CAWC has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and CAWC’s financial position, general economic conditions, and other pertinent conditions. CAWC   does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this Offering, CAWC will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF CAWC’s BUSINESS

CAWC was incorporated on December 28, 2010 under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. CAWC’s principal business objective is to seek long-term growth potential in a business combination venture.   On July 22, 2013, CAWC entered into an Exchange Agreement with Starpoint General Corporation to exchange 1,000 newly issued shares of CAWC for 10,000 shares of the Starpoint, representing 100% of Starpoint’s outstanding shares. We have been in the developmental stage since inception and have no operations to date.

CAWC was formed by Andrew J. Befumo, the initial director, for the purpose of creating a corporation, which could be used to consummate a merger or acquisition. Mr. Befumo serves as President, Secretary, Treasurer and Sole Director.

Mr. Befumo, elected to commence implementation of our principal business purpose, described below under “Plan of Operation." As such, we can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company will utilize word of mouth to locate a merger or acquisition candidate. The Company must consummate a merger or acquisition by a date 18 months after the effective date of the initial registration statement or refund investors funds as described herein. It is anticipated that the most likely consideration for such merger or acquisition will be in common stock of the Company.

The proposed business activities described herein classify us as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. We do not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Accordingly, the shareholder has executed and delivered a "lock-up" letter agreement, affirming that he/she will not sell his/her respective shares of our common stock until such time as we have successfully consummated a merger or acquisition and we are no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in our securities until a merger or acquisition has been consummated, the shareholder has agreed to place his respective stock certificate in escrow, with an escrow agent who will not release these respective certificates until such time as a merger or acquisition has been successfully consummated. However, while we believe that the procedures established to preclude any sale of our securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

Number of Total CAWC Employees and Number of Full Time CAWC Employees

CAWC is currently in the development stage. During this development period, CAWC plans to rely exclusively on the services of its officer and director who will devote between 10 to 20 hours a month to establish business operations and perform or supervise the minimal services required at this time. CAWC believes that its operations are currently on a small scale and manageable by CAWC management. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as CAWC operations are minimal.

DESCRIPTION OF CAWC PROPERTY

We share a corporate office located at 1629 K Street, NW, Suite 300, Washington, DC 20006 with the law firm of Befumo & Schaeffer, PLLC.  Office space is provided free of charge by Befumo & Schaeffer, PLLC.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

Within the previous 10 years, Andrew J. Befumo, our officer and director has not been involved in any proceeding of the type required to be disclosed under applicable SEC rules, including:

1.
Any petition under the Federal bankruptcy laws or any state insolvency law being filed by or against, or a receiver, fiscal agent or similar officer being appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Conviction in a criminal proceeding, or being a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
Being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.
 Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
Being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
Being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.
Any law or regulation respecting financial institutions or insurance companies  including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET PRICE OF AND DIVIDENDS ON CAWC’s COMMON STOCK

Market Price

As of the date of this Prospectus, there is no public market for CAWC common stock. This Prospectus is a step toward creating a public market for CAWC stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. We make no representation about the present or future value of our common stock.

As of the date of this Prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into our common equity.

2. There are currently 10,000,000 shares of our common stock held by our officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under CAWC’s initial Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholder.

All of the presently outstanding shares of common stock held by our President are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

The Company plans to have its stock quoted on the OTCBB. In order to be quoted on the OTCBB, an authorized market maker must file a Form 211 application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there by any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this Prospectus, CAWC has 12,200,000 shares of $0.001 par value common stock issued and outstanding held by 26 shareholders.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

Continental Alloy Wheel Corporation
(A Development Stage Company)

Index to the Financial Statements (Unaudited)

For the Period from December 28, 2010
(Inception) to March 31, 2013

Balance Sheets (Unaudited) as of March 31, 2013 and December 31, 2012	F-2

Statements of Operations (Unaudited) for the three month periods ended March 31, 2013 and 2012, and from December 28, 2010 (Inception) to March 31, 2013	F-3

Statements of Cash Flows (Unaudited) for the three month periods ended March 31, 2013 and 2012, and from December 28, 2010 (Inception) to March 31, 2013	F-4

Notes to the Financial Statements (Unaudited)	F-5

Continental Alloy Wheel Corporation
(A Development Stage Company)
Balance Sheets (Unaudited)

	March 31, 2013	December 31, 2012

ASSETS
Cash	$542	$542
Prepaid expenses	2,500	-
Total current assets	3,042	542
Restricted cash	22,000	22,000
Total assets	$25,042	$22,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - related party	$22,220	$21,631
Accounts payable	4,381	11,458
Total current liabilities	26,601	33,089

Redeemable common stock, par value $0.001, 2,200,000 and 0 shares outstanding at March 31, 2013 and December 31, 2012, respectively.	22,000	22,000

Stockholders' Deficit
Common Stock, par value $.001, 75,000,000 shares authorized, 10,000,000 and 10,000,000 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively.	10,000	10,000
Additional paid-in capital	10,361	809
Deficit accumulated during the development stage	(43,920)	(43,356)
Total stockholders' deficit	(23,559)	(32,547)

Total liabilities and stockholders' deficit	$25,042	$22,542

See accompanying notes to the financial statements.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Statements of Operations (Unaudited)

	For the three month period ended March 31, 2013	For the three month period ended March 31, 2012	For the Period from December 28, 2010 (Inception) to March 31, 2013

Revenues:	$-	$-	$-

Operating expenses:
Selling, general and administrative	564	13,149	43,920
Operating loss before income taxes	(564)	(13,149)	(43,920)

Income tax (expense) benefit	-	-	-

Net loss available to common stockholders	$(564)	$(13,149)	$(43,920)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	12,200,000	10,000,000

See accompanying notes to the financial statements.

Continental Alloy Wheel Corporation
 (A Development Stage Company)
Statements of Cash Flows (Unaudited)

	For the three month period ended March 31, 2013	For the three month period ended March 31, 2012	For the Period from December 28, 2010 (Inception) to March 31, 2013

Cash flows from operating activities:
Net loss	$(564)	$(13,149)	$(43,920)
Adjustments to reconcile net loss to net cash used in operating activities:
(Increase) decrease in prepaid expense	(2,500)	-	(2,500)
Increase (decrease) in accounts payable - related party	589	18,399	22,220
Increase (decrease) in accounts payable	(7,077)	(5,690)	4,381
Net cash used in operating activities	(9,552)	(440)	(19,819)

Cash flows from investing activities:	-	-	-
Net cash provided by investing activities	-	-	-

Cash flows from financing activities:
Cash received from common stock issuances	-	-	1,000
Contributed capital	9,552	440	19,361
Net cash provided by financing activities	9,552	440	20,361

Net increase in cash	-	-	542
Cash at beginning of period	542	-	-
Cash at end of period	$542	$-	$542

Non-Cash Investing and Financing Activities:
Issuance of redeemable common stock for restricted cash	$-	$-	$22,000
Issuance of common stock for subscriptions receivable	$-	$1,000	$1,000

Supplemental Disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to the financial statements.

Continental Alloy Wheel Corporation
 (A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from December 28, 2010 (Inception) to March 31, 2013

1)	ORGANIZATION

Continental Alloy Wheel Corporation (the “Company”) was incorporated on December 28, 2010 in the State of Nevada. The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is December 31.

The Company is defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company will utilize word of mouth to locate a merger or acquisition candidate. The Company must locate a merger or acquisition candidate within 18 months of the effectiveness of its S-1 registration statement or refund investors’ funds as described in the S-1 filing. It is anticipated that the most likely consideration for such merger or acquisition will be in common stock of the Company. To date, the Company’s activities have been limited to its formation, minimal operations, and the raising of equity capital. The S-1 became effective on August 15, 2012.

DEVELOPMENT STAGE COMPANY

The Company is considered to be in the development stage as defined in ASC 915 “Accounting and Reporting by Development Stage Enterprises.” The Company’s efforts have been devoted primarily to raising capital, borrowing funds and attempting to implement its planned, principal activities.

2)	SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Continental Alloy Wheel Corporation
 (A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from December 28, 2010 (Inception) to March 31, 2013

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $542 in cash and cash equivalents as of March 31, 2013 and December 31, 2012, respectively.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Various Accounting Standards Updates (ASUs) through ASU No. 2013-07 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

3)	RESTRICTED CASH AND REDEEMABLE COMMON STOCK

In August, 2012, the Company sold 2,200,000 shares of common stock for $22,000. Since the Company must locate a merger or acquisition candidate within 18 months of the effectiveness of its S-1 registration statement or refund investors’ funds, the transaction has been recorded outside of stockholder’s equity, and excluded from cash.

4)	STOCKHOLDERS’ EQUITY

CAPITAL CONTRIBUTIONS

During the three month periods ended March 31, 2013 and 2012, the Company’s President and Director contributed $9,552 and $440, respectively, to fund certain operating expenses. This amount has been recorded in additional paid-in capital as of March 31, 2013 and December 31, 2012.

5)	PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under ASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the basis of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. All tax years from inception are open to examination by the Internal Revenue Service.

Continental Alloy Wheel Corporation
 (A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from December 28, 2010 (Inception) to March 31, 2013

5)	PROVISION FOR INCOME TAXES (CONTINUED)

Minimal development stage deferred tax assets arising as a result of net operating loss carry forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carry forwards totaled $43,920 for the period from December 28, 2010 (Inception) through March 31, 2013 and will begin to expire in 2030. Accordingly deferred tax assets of approximately $15,372 were offset by a valuation allowance.

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1, on December 28, 2010. As a result of the implementation of ASC 740-10-65-1, the Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at March 31, 2013 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties as of March 31, 2013 and December 31, 2012. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended development stage activities.

6)	GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of March 31, 2013, the Company had an accumulated deficit of $43,920. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and its ability to implement its planned, principal activities. In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

7)	SUBSEQUENT EVENTS

The Company has evaluated its subsequent events from the balance sheet date through the date of this report and determined that there are no additional events to disclose.

Russell E. Anderson,CPA Russ Bradshaw, CPA William R. Denney, CPA Sandra Chen, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Continental Alloy Wheel Corporation
Las Vegas, NV

We have audited the accompanying balance sheets of Continental Alloy Wheel Corporation (the “company”) as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years ended December 31, 2012 and 2011, and for the period of December 28, 2010 (inception) to December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

 5296 S. Commerce Dr
Suite 300
Salt Lake City, Utah 84107
USA
(T) 801.281.4700
(F) 801.281.4701

Suite A, 5/F
Max Share Center
373 Kings Road
North Point
Hong Kong
(T) 852.21.555.333
(F) 852.21.165.222

abcpas.net
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Continental Alloy Wheel Corporation as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years ended December 31, 2012 and 2011, and for the period of December 28, 2010 (inception)  to December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial stat The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has recurring losses and has not generated revenues from its planned principal operations. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anderson Bradshaw PLLC
Anderson Bradshaw PLLC
Salt Lake City, Utah
April 2, 2013

Continental Alloy Wheel Corporation
(A Development Stage Company)
Balance Sheets

	December 31, 2012	December 31, 2011

ASSETS
Cash	$542	$542
Total current assets	542	542
Restricted cash	22,000	-
Total assets	$22,542	$542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - related party	$21,631	$325
Accounts payable	11,458	9,840
Total current liabilities	33,089	10,165

Redeemable common stock, par value $0.001, 2,200,000 and 0 shares outstanding at December 31, 2012 and 2011, respectively.	22,000	-

Stockholders' Deficit
Common Stock, par value $.001, 75,000,000 shares authorized, 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2012 and 2011, respectively.	10,000	10,000
Additional paid-in capital	809	(2,701)
Deficit accumulated during the development stage	(43,356)	(16,922)
Total stockholders' deficit	(32,547)	(9,623)

Total liabilities and stockholders' deficit	$22,542	$542

See accompanying notes to the audited financial statements.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Statements of Operations

	For the year ended December 31, 2012	For the year ended December 31, 2011	For the Period from December 28, 2010 (Inception) to December 31, 2012

Revenues:	$-	$-	$-

Operating expenses:
Selling, general and administrative	26,434	16,633	43,356
Operating loss before income taxes	(26,434)	(16,633)	(43,356)

Income tax (expense) benefit	-	-	-

Net loss available to common stockholders	$(26,434)	$(16,633)	$(43,356)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	10,922,192	10,000,000

See accompanying notes to the audited financial statements.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity (Deficit)

	Common Stock		Additional Paid-In	Deficit Accumulated During the Exploration	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, December 28, 2010 (Inception)	-	$-	$-	$-	$-
Common stock subscriptions issued at $.0001 per share	10,000,000	10,000	(9,000)	-	1,000
Net loss for year ended December 31, 2010	-	-	-	(289)	(289)
Balance, December 31, 2010	10,000,000	10,000	(9,000)	(289)	711
Loss for the year ended December 31, 2011	-	-	-	(16,633)	(16,633)
Contributed capital	-	-	6,299	-	6,299
Balance, December 31, 2011	10,000,000	10,000	(2,701)	(16,922)	(9,623)
Loss for the year ended December 31, 2012	-	-	-	(26,434)	(26,434)
Contributed capital	-	-	3,510	-	3,510
Balance, December 31, 2012	10,000,000	$10,000	$809	$(43,356)	$(32,547)

See accompanying notes to the audited financial statements.

Continental Alloy Wheel Corporation
 (A Development Stage Company)
Statements of Cash Flows

	For the year ended December 31, 2012	For the year ended December 31, 2011	For the Period from December 28, 2010 (Inception) to December 31, 2012

Cash flows from operating activities:
Net loss	$(26,434)	$(16,633)	$(43,356)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase (decrease) in accounts payable - related party	21,306	9,840	21,631
Increase (decrease) in accounts payable	1,618	36	11,458
Net cash used in operating activities	(3,510)	(6,757)	(10,267)

Cash flows from investing activities:	-	-	-
Net cash provided by investing activities	-	-	-

Cash flows from financing activities:
Cash received from common stock issuances	-	1,000	1,000
Contributed capital	3,510	6,299	9,809
Net cash provided by financing activities	3,510	7,299	10,809

Net increase in cash	-	542	542
Cash at beginning of period	542	-	-
Cash at end of period	$542	$542	$542

Non-Cash Investing and Financing Activities:
Issuance of redeemable common stock for restricted cash	$22,000	$-	$22,000
Issuance of common stock for subscriptions receivable	$-	$1,000	$1,000

Supplemental Disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to the audited financial statements.

Continental Alloy Wheel Corporation
 (A Development Stage Company)
Notes to the Audited Financial Statements
For the Period from December 28, 2010 (Inception) to December 31, 2012

1)	ORGANIZATION

Continental Alloy Wheel Corporation (the “Company”) was incorporated on December 28, 2010 in the State of Nevada. The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is December 31.

The Company is defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company will utilize word of mouth to locate a merger or acquisition candidate. The Company must locate a merger or acquisition candidate within 18 months of the effectiveness of a registration statement or refund investors’ funds as described herein. It is anticipated that the most likely consideration for such merger or acquisition will be in common stock of the Company. To date, the Company’s activities have been limited to its formation, minimal operations, and the raising of equity capital.

DEVELOPMENT STAGE COMPANY

The Company is considered to be in the development stage as defined in ASC 915 “Accounting and Reporting by Development Stage Enterprises.” The Company’s efforts have been devoted primarily to raising capital, borrowing funds and attempting to implement its planned, principal activities.

2)	SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Continental Alloy Wheel Corporation
 (A Development Stage Company)
Notes to the Audited Financial Statements
For the Period from December 28, 2010 (Inception) to December 31, 2012

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $542 in cash and cash equivalents as of December 31, 2012 and 2011, respectively.

NET INCOME OR (LOSS) PER SHARE OF COMMON STOCK

The Company has adopted ASC 260 “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

As of December 31, 2012, the Company had issued 12,200,000 shares of common stock (see Note 3). The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Various Accounting Standards Updates (ASU’s) through ASU No. 2013-05 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Continental Alloy Wheel Corporation
 (A Development Stage Company)
Notes to the Audited Financial Statements
For the Period from December 28, 2010 (Inception) to December 31, 2012

3)	RESTRICTED CASH AND REDEEMABLE COMMON STOCK

In August, 2012, the Company sold 2,200,000 shares of common stock for $22,000. Since the Company must locate a merger or acquisition candidate within 18 months of the effectiveness of its S-1 registration statement or refund investors’ funds, the transaction has been recorded outside of stockholder’s equity, and excluded from cash.

4)	STOCKHOLDERS’ EQUITY

AUTHORIZED STOCK

The Company has authorized 75,000,000 common shares with a par value of $.001 per share. Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the shareholders of the Company is sought.

SHARE ISSUANCES

In December, 2010, the Company’s Board of Directors agreed to issue 10,000,000 shares of common stock at $.0001 to its President and Director in consideration of $1,000.

In August, 2012, the Company sold 2,200,000 shares of common stock, par value $.001 per share, to 25 individual shareholders for $22,000. The Company has not used any of the subscription proceeds, which remain in escrow.

CAPITAL CONTRIBUTIONS

During the year ended December 31, 2012 and 2011, the Company’s President and Director contributed $3,510 and $6,299, respectively, to fund certain operating expenses. These amounts have been recorded in additional paid-in capital as of December 31, 2012.

5)	PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under ASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the basis of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Minimal development stage deferred tax assets arising as a result of net operating loss carry forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carry forwards totaled $43,356 for the period from December 28, 2010 (Inception) through December 31, 2012 and will begin to expire in 2030. Accordingly deferred tax assets of approximately $15,238 were offset by a valuation allowance.

Continental Alloy Wheel Corporation
 (A Development Stage Company)
Notes to the Audited Financial Statements
For the Period from December 28, 2010 (Inception) to December 31, 2012

5)	PROVISION FOR INCOME TAXES (CONTINUED)

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1, on December 28, 2010. As a result of the implementation of ASC 740-10-65-1, the Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at December 31, 2012 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties as of December 31, 2012 and December 31, 2011. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended development stage activities. All tax years from inception are open to examination by the Internal Revenue Service.

6)	GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2012, the Company had an accumulated deficit of $43,356. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and its ability to implement its planned, principal activities. In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

7)	SUBSEQUENT EVENTS

The Company has evaluated its subsequent events from the balance sheet date through the date of this report and determined that there are no additional events to disclose.

CAWC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the CAWC Audited Financial Statements included in this Prospectus.

CAWC PLAN OF OPERATION

On July 22, 2013, CAWC entered into an Exchange Agreement with Starpoint to exchange 1,000 newly issued shares of CAWC for 10,000 shares of Starpoint, representing 100% of the outstanding shares of the Starpoint (the “Exchange Transaction”).  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Starpoint will become a wholly-owned subsidiary of CAWC and CAWC will acquire the business and operations of Starpoint.

Starpoint is a corporate advisory firm, providing strategic advice to growth companies in emerging markets. Utilizing Starpoint management’s knowledge of financial markets Starpoint provides strategic advice, design and implementation of corporate restructuring plans and assists clients with access to capital markets.  Starpoint has a business value greater than the maximum offering proceeds of CAWC’s public offering.

The audited financial statements of Starpoint are filed as part of this   post-effective amendment, and the investors in the offering will be afforded the opportunity to reconfirm pursuant to the provisions of Rule 419 prior to closing of the Exchange Transaction .

We have no full time employees. Mr. Befumo has agreed to allocate a portion of his time to our activities, without compensation. We anticipate that our plan can be implemented by our officer devoting approximately 10 to 20 hours per month to the business affairs and consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS."

CAWC’s Articles of Incorporation provide that CAWC may indemnify its officers and/or directors for liabilities, which can include liabilities arising under the securities laws. Therefore, CAWC’s assets could be used or attached to satisfy any liabilities subject to such indemnification. See "INDEMNIFICATION OF DIRECTORS AND OFFICERS."

CAWC GENERAL BUSINESS PLAN

CAWC’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to engage in a merger or similar combinational transaction. CAWC has not restricted its search to any specific business, industry, or geographical location and may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of virtually unlimited discretion to search for and enter into potential business opportunities. We anticipate that we will be able to participate in only one potential business venture because we have nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders because it will not permit us to offset potential losses from one venture against gains from another.

We may seek a business opportunity with entities which have recently commenced operations, or which wish to develop a new product or service, or for other corporate purposes , and Starpoint is such an entity.

The selection of a business opportunity in which to participate has been complex and extremely risky. We continue to have no capital with which to provide the owners of business opportunities with any significant cash or other assets. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the Exchange Act), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act.  Our officer and director has not conducted market research and is not aware of statistical data which would indicate any benefit of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities has been undertaken by our officer and director, who is not a professional business analyst. We have met personally with management and key personnel of Starpoint as part of our investigation.

No outside consultants or advisors, other than legal counsel and accountants, will be utilized by us to effectuate our business purposes described herein. However, if we do retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid primarily by the prospective merger/acquisition candidate, as we will have limited, if any, cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future.

We have not restricted our search to any specific kind of firms, but may acquire a venture which is in its preliminary or development stage  (such as Starpoint), which is already in operation, or in essentially any stage of its corporate life. W e do not intend to obtain funds in one or more private placements to finance the operation of Starpoint, or any other acquired business opportunity until such time as we have successfully consummated a merger or acquisition. We do not have any plans to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

After the consummation of a transaction  with Starpoint, it is probable that the present management may   resign and be replaced by new directors without a vote of our shareholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after we have successfully consummated a merger or acquisition and we are no longer considered a "shell" company. Until such time as this occurs, we will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future, if such a market develops, of which there is no assurance.

The proposed acquisition of Starpoint is structure d a s a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").   The terms of the acquisition of Starpoint are set forth in the Exchange Agreement, which contains customary representations, warranties and conditions, and is filed with this post-effective amendment no.2 as Exhibit 10.2.

Our officer and shareholder has verbally agreed that he will advance any additional funds which may be needed for operating capital and for costs in connection with searching for or completing an acquisition or merger. This person has also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which we acquire or merge with agree to repay all or a portion of such advances. There is no dollar cap on the amount of money which such person will advance to us. We will not borrow any funds from anyone for the purpose of repaying advances made by the shareholder, and we will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

There is no plan to complete a merger with, or acquisition of, any entity in which our management serves as officer, director or partner, or in which he or his family members own or hold any ownership interest. Because   our sole officer and director continues to hold over 80% of the outstanding common stock of CAWC, he will have significant influence over the outcome of matters submitted to our stockholders for approval, including the election of directors.

There are no arrangements, agreements or understandings between non-management individuals and us under which non-management can conduct the Company's affairs.

CAWC COMPETITION

We will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared our competitors.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

RESULTS OF OPERATIONS

CAWC has earned no significant revenue or profits to date, and CAWC anticipates that it will continue to incur net losses for the foreseeable future. CAWC incurred a net loss of $43,920 for the period of December 28, 2010 (inception) to March 31, 2013 , which consisted of incorporation costs and operating expenses.

LIQUIDITY AND CAPITAL RESOURCES

CAWC has financed its expenses and costs thus far through equity financing. As of July 22, 2013, CAWC had cash of $542.   CAWC incurred a net loss of $43,920 for the period of December 28, 2010 (inception) to March 31, 2013.   The losses are a result of organizational expenses and expenses associated with setting up a Company structure in order to begin implementing its business plan. CAWC anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

CAWC has limited financial resources available, which has had an adverse impact on CAWC’s liquidity, activities and operations. There is no assurance that CAWC will be able to raise sufficient funding to develop its business plan.

CAWC as a whole may continue to operate at a loss for an indeterminate period thereafter, depending upon the performance of its new businesses. CAWC may determine that it cannot raise sufficient capital to support its business on acceptable terms, or at all. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to CAWC or at all.

Because CAWC’s business plan consists entirely of seeking a business combination, its burn rate is negligible, and is anticipated to be less than $250 per month.  Ongoing, monthly expenses consist primarily of accounting and bookkeeping costs.   Additionally, CAWC estimates that its expenses in relation to the Offering will be $5,000.   CAWC currently has $542 in cash.   CAWC’s sole officer and director, Andrew Befumo has agreed to pay its ongoing expenses and offering expenses, on an as-needed basis.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent auditor for CAWC has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for CAWC is Anderson Bradshaw, PLLC , 5296 South Commerce Drive, Suite 300 Salt Lake City, Utah 84107.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS OF CAWC

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. CAWC’s Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding CAWC’s executive officer and director as of the date of this Prospectus:

Name	Age	Position	Period of Service(1)

Andrew J. Befumo (2)	49	President, Secretary, Treasurer, and Director	Inception (December 28, 2010) to Current

Notes:

(1) Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. At the present time, our officer was appointed by our director and will hold office until resignation or removal from office.

(2) Andrew J. Befumo has outside interests and obligations to other than Continental Alloy Wheel Corporation He intends to spend approximately 10 to 20 hours per month on our business affairs. At the date of this Prospectus, Continental Alloy Wheel Corporation is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Andrew J. Befumo, CEO, CFO, President, Secretary, Treasurer, Director

Andrew J. Befumo, age 4 9 , holds a law degree from William & Mary School of Law and a Bachelor of Science degree from the Pennsylvania State University. From January 2008 – present, he has been a managing partner of the law firm of Befumo & Schaeffer, PLLC, a Washington, DC law firm specializing in federal securities law.  From March 2006 – November 2006, he served as Director of Legal Affairs for Xcelplus International, Inc, an alternative fuels group.  After leaving XcelPlus, Mr. Befumo worked for Belmont Partners, LLC, an international financial consulting firm, as General Counsel from December 2006 – January 2008.  Mr. Befumo also served as a director of Incoming, Inc., a renewable energy company engaged in the production and distribution of biodiesel and renewable fuels, from November 2009 until July 1, 2010.

Mr. Befumo has a comprehensive and diverse background encompassing business, legal and technical vocations. He is a member in good standing of the District of Columbia Bar, and is also licensed to practice before the United States Patent and Trademark Office.

Board Committees

CAWC has not yet implemented any board committees as of the date of this Prospectus .

Directors

In no event may CAWC have less than one director. Although CAWC anticipates appointing additional directors, CAWC has not identified any such person or any time frame within which this may occur.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Andrew J. Befumo	2010	0	0	0	0	0	0	0
Officer and Director	2011	0	0	0	0	0	0	0

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to CAWC or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since CAWC’s incorporation on December 28, 2010, CAWC has not paid any compensation to any officer, director or employee. CAWC   does not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. CAWC does not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

CAWC currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this post-effective amendment with respect to the beneficial ownership of CAWC’s common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to CAWC’s knowledge, either sole or majority voting and investment power.

Title Of Class Name, Title and Address of Beneficial Owner of Shares	Ownership (2) Offering	Amount of Beneficial Offering (3)	Percent of Class

Andrew J. Befumo	Common Stock	10,000,000	82%

Footnotes

(1) The address of each executive officer and one director is c/o Continental Alloy Wheel Corporation, PO Box 717, Culpeper, VA 22701

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) A fter the closing of our offering in which CAWC sold 2,200,000 shares to 25 shareholders.   The number of issued and outstanding shares after the closing of the Offering is 12,200,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about December 28, 2010, Andrew J. Befumo, CAWC’s sole officer and director, paid $289 in expenses involved with the incorporation of Continental Alloy Wheel Corporation with personal funds and performed services on behalf of Continental Alloy Wheel Corporation.  Upon the inception of CAWC , Mr. Befumo was also issued 10,000,000 shares of common stock, par value $0.001 per share, for $1,000 cash.  The issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

During the year ended December 31, 2012 and 2011, Mr. Befumo contributed $3,510 and $6,299, respectively,  to fund certain operating expenses.   These amount s ha v e been recorded in additional paid-in capital as of December 31, 2012.

The price of the common stock issued to Andrew J. Befumo was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Andrew J. Befumo, CAWC’s majority shareholder, and sole officer and director is the only promoter of CAWC.

REPORTS TO SECURITY HOLDERS

1. After this Offering, we will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this Offering, we will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Continental Alloy Wheel Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. CONTINENTAL ALLOY WHEEL CORPORATION indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Continental Alloy Wheel Corporation shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been our director, officer, employee or agent or is or was serving at our request as our director, officer, employee or agent, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. We shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at our request as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, We have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person of in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On December 28, 2010, Andrew J. Befumo, our officer and director, paid $289 for expenses involved with the incorporation of the Company with personal funds on behalf of the Company and provided services.  He was also issued 10,000,000 shares of common stock of the Company, par value $0.001 per share, for $1,000 cash.

At the time of the issuance, Andrew J. Befumo was in possession of all available material information about us, as he is the only officer and director. On the basis of these facts, Continental Alloy Wheel Corporation claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. We believe that the exemption from registration for these sales under Section 4(2) was available because:

· Andrew J. Befumo is our executive officer and thus had fair access to all material information about us before investing;

· There was no general advertising or solicitation; and

· The shares bear a restrictive transfer legend.

· All shares issued to Andrew J. Befumo.

· The price of the common stock issued to Andrew J. Befumo was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, we were recently formed or in the process of being formed and possessed no assets.

INFORMATION REGARDING THE ACQUISITION CANDIDATE

Overview

Starpoint General Corporation (“Starpoint”, also the “Acquisition Candidate”) was incorporated in the State of Nevada on June 28, 2013 by David Cohen, the initial director. Starpoint’s corporate offices are located at 102 Montauk Blvd, Box 86, East Hampton NY 11937, and its fiscal year end is December 31.

 Starpoint has never been a party to any bankruptcy, receivership, or similar proceeding, or any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.  Mr. Cohen serves as President, Secretary, Treasurer and Director, and currently owns 100% of the Acquisition Candidate’s outstanding common shares.  On July 22, 2013, the Acquisition Candidate entered into an Exchange Agreement with Continental Alloy Wheel Corp. (“CAWC”) to exchange 1,000 shares of CAWC for 10,000 shares of the Acquisition Candidate, representing 100% of the outstanding shares of the Acquisition Candidate.  At the closing (which is contingent upon a 80% reconfirmation vote under Rule 419), the Acquisition Candidate will become a wholly owned subsidiary of CAWC and CAWC will acquire the business and operations of the Acquisition Candidate.  The Exchange Agreement contains customary representations, warranties, and conditions.

BUSINESS OF THE ACQUISITION CANDIDATE

Starpoint General Corp. is a corporate advisory firm, which has been established to serve growth companies in emerging markets. Starpoint provides strategic advice, design and implementation of corporate growth plans and will assist clients with access to capital markets. Management believes there are numerous opportunities in emerging markets for international investors and companies, and further believes that the Company will be able to take advantage of such opportunities by building on and solidifying its management’s existing network of contacts based in emerging market countries.  Starpoint intends to generate revenues from client advisory fees, management fees and profit sharing for assets under management.

Starpoint’s key services include: Corporate Restructuring; Corporate Governance; Marketing Strategy; and Key Employee Identification.

•	Corporate Restructuring - offer advice to clients whose businesses are in transitional phases; specializing particularly in dealing with wholly foreign owned entities and international joint ventures.
•	Corporate Governance - aid clients in establishing practices which enable them to grow and control management activities with objectivity and integrity;
•	Marketing Strategy - implement the correct marketing strategies, help clients to focus their resources to gain maximum exposure to the correct audience; and
•
Key Employee Identification - utilize an extensive global network of professionals to put clients in touch with the best people to help their businesses grow including corporate advisors, lawyers and accountants.

INDUSTRIES AND MARKETS

Starpoint is focused on emerging markets whose growth increasingly contributes to the global economy.  Starpoint is exploring opportunities in the European Union, China, India, Brazil and the ASEAN Region (including Vietnam, Laos, Indonesia and Malaysia).

Target Markets

EU
           Following the recession that marked 2012, EU GDP growth is projected to turn positive gradually in the second half of 2013 before gaining some traction in 2014, according to a report by the European commission on Economic and Financial Affairs.  Starpoint’s current management has extensive business contacts in the EU, and intends to exploit those contacts to establish the company’s initial client base.

China
The Management considers China as a key market. Starpoint’s management has established contacts in China, and intends to concentrate Starpoint’s efforts in the provinces of Jiangsu, Shandong and Hebei on the Eastern seaboard of China, between the cities of Beijing, Dalian and Shanghai known as “The Magic Triangle.”
Jiangsu province, located north of Shanghai, has the highest density of private enterprises in China, with more than 2 million private businesses operating in the province. Since the inception of economic reforms in 1978, Jiangsu has been a hot spot for economic development, and is now one of China’s most prosperous provinces. Many nationwide operating companies have their headquarters or significant offices in Beijing, whilst Shanghai is considered the commercial capital of China, being home to many multinational companies and the Shanghai Stock Exchange.
Shandong and Hebei are rich in terms of natural resources and have strong agricultural output, including products such as Yantai apples and Weifang radish. The area also includes three port cities of Shanghai, Tianjin and Qingdao.

India
India is recognized for the existence of a functioning democracy, and a diversifying legal structure and   economy.  Although the Duetsche bank recently cut India’s 2014 growth forecast to 5% due in part to a weak trend of capital goods imports, the country continues to have a large consumer economy.  According to a report by National Council for Applied Economic Research’s (NCAER) Center for Macro Consumer Research, by 2015-16, India would be a country of 53.3 million middle class households, translating into 267 million people falling in the category.  The Company will seek to exploit opportunities in the leisure and branded luxury goods sectors, areas in which the Directors consider India’s increasingly affluent middle-class to be focused.

Brazil
Brazil has a population of approximately 190 million people, a land mass almost the size of the United States and is considered by many economists to be the world’s second largest developing economy after China. In June of 2013, according to Brazil’s Ministério do Desenvolvimento, Indústria e Comércio Exterior, Brazil has a trade surplus of USD $2.3 billion. Brazil’s recent growth is mainly built on exports of agricultural products and natural resources to India and China as well as the rest of the world. Brazil is one of the world’s largest exporters of beef, coffee, sugar and orange juice and has recently experienced growth in soy and wood pulp exports.  The Directors believe that Brazil offers many interesting opportunities as it further expands its economy.

ASEAN region
The ASEAN region consists of ten countries including Vietnam, Laos, Indonesia and Malaysia, which are developing a regional economic community. Management believes that the regional development in Asia generally has spurred investor interest in the ASEAN region.

AVAILABILITY OF CAPITAL

As described more fully under “Liquidity and Capital Resources” below, our sources of capital will be cash flow from operating activities, and if an appropriate opportunity presents itself, the sale of debt or equity securities, although we may not be able to complete any financing on terms acceptable to us, if at all.  As of June 30, 2013, we had no credit facility, but we are working to obtain one.

COMPETITION

The Company faces competition from both international and domestic companies that seek to provide companies in emerging markets with advisory services and access to funding sources.   Many of our competitors maintain a strong presence in the business community, offer a wide range of competing products, and have significantly greater financial marketing and product development resources than Starpoint.   Our competition includes companies that offer advisory services both as a primary product, and also as part of a product package.  These competitive companies include private equity funds, financial institutions and other investors actively seeking and making investments in emerging markets. A number of these competitors may be substantially larger and may have considerably greater financial, technical and marketing resources than the Company.   Competition may lead to either an over-supply of business similar to that of the Company or to prices for providing services being driven down as a result of potential advisers trying to win new business. The Company’s international competition includes private equity and consulting companies with operations in China and other emerging markets, including industry leaders such as Blackstone Group and Carlyle Group; consulting firms focused on Internet-based business solutions such as the Berndt Group; international business consulting firms such as Bruner-Cox, LLP; and strategy and management consulting groups such as Boston Consulting Group.

INTELLECTUAL PROPERTY

Starpoint has no pending or issued Patents, trademarks, licenses, franchises, concessions or royalty agreements.

EMPLOYEES

Starpoint currently has no full time employees.  Our sole officer and director, Mr. Cohen has agreed to allocate a portion of his time to our activities, without compensation.  We anticipate that our plan of operation can be implemented by Mr. Cohen devoting approximately 10 to 20 hours per month to the business affairs and consequently, conflicts of interest may arise with respect to the limited time commitment by such officer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - ACQUISITION CANDIDATE

This management’s discussion and analysis of financial condition and results of operation contains forward-looking statements, the accuracy of which involves risks and uncertainties. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “estimates,” “projects,” and similar expressions to identify forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which apply only as of the date of this report. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors”.

OVERVIEW

Starpoint General Corp. is a corporate advisory firm established to provide its clients with strategic advice, design and implementation of corporate growth plans and assistance with access to capital markets. Management believes there are numerous opportunities in emerging markets for international investors and companies, and further believes that the Company will be able to take advantage of such opportunities by building on and solidifying its management’s existing network of contacts based in emerging market countries.  Starpoint intends to generate revenues from client advisory fees, management fees and profit sharing for assets under management.  Starpoint’s key services include business consulting with regard to: Corporate Restructuring; Corporate Governance; Marketing Strategy; and Key Employee Identification.

On July 22, 2013, Starpoint entered into an Exchange Agreement with Continental Alloy Wheel Corp. to exchange 1,000 shares of CAWC for 10,000 shares of the Starpoint, representing 100% of the outstanding shares of Starpoint.  At the closing (which is contingent upon an 80% reconfirmation vote under Rule 419), Starpoint will become a wholly owned subsidiary of CAWC and CAWC will acquire the business and operations of Starpoint.  The Exchange Agreement contains customary representations, warranties, and conditions.

Liquidity and Capital Resources

The Company commenced operations in June 2013, and immediately entered into an agreement with Geo Global Group, Ltd. to provide advisory services.  Upon execution of the agreement, Geo Global Ltd. issued the Company 4,200,000 share of its common stock with a fair value of $31,941.  Further, in accordance with the terms of the agreement the Company is entitled to $475 per hour for additional services performed.  Notwithstanding, the Company has no cash and cash equivalents and negative working capital totaling $10,180 as of June 30, 2013.  Unless and until we fully implement our planned, principal activities and exit the development stage, we will remain dependent on the sale of equity, issuance of debt, or both which may be insufficient to fund capital expenditures, working capital and other cash requirements for the next twelve months.

Results of Operations

During the year ended June 30, 2013, the Company generated $31,941 in revenue in exchange for consulting services rendered, totaling $31,941.  Operating expenses during the same period total $2,000, resulting in operating income of $29,941.

Plan of Operations

During the next 12 months, it is expected that we will need approximately $50,000 to meet our operating expenses, including legal and accounting fees, and general and administrative expenses.  In order to fully implement our planned, principal activities and exit the development stage, the Company will be required to raise equity capital, issue debt, or both.  The failure to accomplish these financing arrangements may result in our inability to continue operations.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Contractual Obligations

As of June 30, 2013, we had no contractual obligations.

DESCRIPTION OF PROPERTIES OF ACQUISITION CANDIDATE

Starpoint does not hold ownership or leasehold interest in any property. The Company’s registered agent is located at 5348 Vegas Drive, Las Vegas, NV 89108.  Our president provides office space free of charge. There are currently no proposed programs for the renovations, improvement or development of the facilities currently in use.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ACQUISITION CANDIDATE

The following table sets forth certain information regarding beneficial ownership Starpoint General Corporation common stock of June 30, 2013 and as of the date of this Report: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of June 30, 2013, there were 10,000 shares of our common stock outstanding:

(1) Title of Class	(2) Name and address of beneficial owner	(3) Amount and Nature of Beneficial Ownership	(4) Percentage of Beneficial Ownership
Common	David Cohen, President & Director	10,000	100%
	All executive officers and directors as a group	10,000	100%

Upon closing of the transactions contemplated by Starpoint’s Exchange Agreement with Continental Alloy Wheel Corporation, all shares of Starpoint will be beneficially owned and controlled by CAWC, resulting in a change of control of Starpoint, whereby CAWC will control Starpoint.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS OF ACQUISITION CANDIDATE

Executive Officer and director

Set forth below is the name and age of Starpoint’s sole executive officer and director:

Name	Age	Position
David Cohen	71	President, Treasurer, Secretary, Director *

* The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one.

Mr. Cohen has served as Starpoint’s sole officer and director since Starpoint’s inception on June 28, 2013.  He will continue to serve as officer and director until the earlier of his death, resignation, or removal from office. Starpoint’s board of directors does not have any nominating, auditing or compensation committees.

Biographical Information Regarding Officers and Directors

Mr. David Cohen, Esq., a Graduate of New York Law School, was of counsel at Sichenzia Ross Friedman Ference LLP in 2010 and prior to that was Counsel at Herzfeld & Rubin, P.C. from 1999 to 2005. He is currently in private practice specializing in bankruptcy reorganization, business litigation and international transportation litigation.  Mr. Cohen was a director of Changda International Holdings, Inc., from 2009 until 2012 and is a Director of Santoro Interactive Entertainment Co and Chairman of the Audit Committee since 2010.  From 1992 to 1999, Mr. Cohen was managing partner at Cohen & Lippman, LLP. From 2001 to 2004, Mr. Cohen has served as an independent Director of Laidlaw Global Corporation, a Financial Holding company. In that function, he served as an independent Director and Member of the Audit Committee and the Compensation Committee. Mr. Cohen has served in the United States military in a communication unit based in Germany and was an Executive for an Airline company headquartered in Vienna, Austria with worldwide charter operations.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers, during the past ten years, has been involved in any legal proceeding of the type required to be disclosed under applicable SEC rules, including:

1.
Any petition under the Federal bankruptcy laws or any state insolvency law being filed by or against, or a receiver, fiscal agent or similar officer being appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Conviction in a criminal proceeding, or being a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
Being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
Being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
Being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  We expect to adopt a code by the end of the current fiscal year.

  EXECUTIVE COMPENSATION OF ACQUISITION CANDIDATE

Compensation of Officers

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2013 and 2012 awarded to, earned by or paid to our executive officers.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Non-quali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)
David Cohen	2013	0	0	0	0	0	0	0	0
President, CEO

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our company or as a result of a change in the responsibilities of an executive following a change in control of our company.

Directors’ Compensation

The persons who served as members of Starpoint’s board of directors, including executive officers did not receive any compensation for services as director for the period from inception through June 30, 2013.

Option Exercises and Stock Vested

There were no options exercised or stock vested during the period from Starpoint’s inception through the period ended June 30, 2013.

Pension Benefits and Nonqualified Deferred Compensation

Starpoint does not maintain any qualified retirement plans or non-nonqualified deferred compensation plans for its employees or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE OF ACQUISITION CANDIDATE

None of Starpoint’s directors and officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all of our outstanding shares, not any promoter, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our inception, or in any presently proposed transaction which, in either case, has or will materially affect us.

Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  Starpoint’s sole director, David Cohen, is also its sole officer.  As a result, Starpoint does not have any independent directors.

LEGAL PROCEEDINGS OF ACQUISITION CANDIDATE

There are no known pending legal proceedings to which Starpoint is a party or of which any of their property is the subject, no such proceedings are known to have been threatened, and no such proceedings are known to be contemplated by governmental authorities.

MARKET PRICE OF AND DIVIDENDS ON THE ACQUISITION CANDIDIATE’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no established United States public market for Starpoint’s common stock.  Our common stock is not listed on any public exchange.

We have 1 holder of record of our common shares as of July 24, 2013.

We have issued 10,000 common shares since our inception on June 28, 2013 to our sole officer and director, Mr. David Cohen.

We do not have any compensation plan under which equity securities are authorized for issuance. There are no outstanding options or warrants or securities that are convertible into shares of common stock.  We have never paid cash dividends on any of our securities, and we have no present intentions of paying any cash dividends for the foreseeable future.

RECENT SALES OF UNREGISTERED SECURITIES OF ACQUISITION CANDIDATE

On June 28, 2013, Starpoint issued 10,000 common shares of stock, par value $0.001 to its sole officer and director, Mr. David Cohen, in exchange for services rendered in connection with the formation of the Company.

The issuance of the securities described above were deemed to be exempted from registration under the Securities Act of 1933 (the “Securities Act”) in reliance Section 4(2) of the Securities Act in that the issuance of securities to the recipients did not involve a public offering. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was either an accredited investor or was provided the information specified in paragraph (b)(2) of Rule 502 of the Securities Act.

DESCRIPTION OF ACQUISITION CANDIDATE’S SECURITIES

Common Stock

The following description of Starpoint’s capital stock and provisions of our Articles of Incorporation, and Bylaws is only a summary. You should also refer to our Articles of Incorporation, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and our Bylaws, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Starpoint is authorized to issue up to 75,000,000 of our common shares, par value $0.001 per share. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Articles of Incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

Holders of common stock have no preemptive subscription, redemption or conversion rights, or other subscription rights. Upon our liquidation, dissolution, or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this Offering, when they are paid for will be, fully paid and non-assessable.

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF ACQUISITION CANDIDATE

Under Starpoint’s Articles of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA OF THE ACQUISITION CANDIDATE

Starpoint General Corporation
(A Development Stage Company)

Financial Statements

For the Period from
June 28, 2013 (Inception)
to June 30, 2013

Starpoint General Corporation
(A Development Stage Company)

Index to the Financial Statements

For the Period from June 28, 2013
(Inception) to June 30, 2013

Morrill & Associates, LLC
Certified Public Accountants
1448 North 2000 West, Suite 3
Clinton, Utah 84015
801-820-6233 Phone; 801-820-6628 Fax

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Starpoint General Corporation (A Development Stage Company)
East Hampton, New York

We have audited the accompanying balance sheet of Starpoint General Corporation (a development stage company) as of June 30, 2013 and the related statements of operations, stockholders’ equity and cash flows for the period from inception on June 28, 2013 through June 30, 2013. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starpoint General Corporation (a development stage company) as of June 30, 2013 and the results of its operations and cash flows for the period from inception on June 28, 2013 through June 30, 2013 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company is newly formed with no history of active operations which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Morrill & Associates

Morrill & Associates
Clinton, Utah 84015
July 25, 2013

Starpoint General Corporation
(A Development Stage Company)
Balance Sheet

June 30, 2013

ASSETS
Noncurrent assets:
Investment in equity securities - held-for-trading	$31,941
Total noncurrent assets	31,941
Total assets	$31,941

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Income tax payable	$10,180
Total current liabilities	10,180
Total liabilities	10,180

Stockholders' Equity
Common Stock, par value $0.001, 75,000,000 shares authorized, 10,000 issued and outstanding as of June, 30, 2013.	10
Additional paid-in capital	1,990
Income accumulated during the development stage	19,761
Total stockholders' equity	21,761
Total liabilities and stockholders' equity	$31,941

See accompanying notes to the financial statements.

Starpoint General Corporation
(A Development Stage Company)
Statement of Operations

For the Period from June 28, 2013 (Inception) to June 30, 2013

Revenues, net:	$31,941

Operating expenses:
Selling, general and administrative	2,000
Operating gain (loss) before income taxes	29,941

Income tax (expense) benefit	(10,180)

Net income available to common stockholders	$19,761

Basic and diluted loss per common share	$1.98

Weighted average shares outstanding	10,000

See accompanying notes to the financial statements.

Starpoint General Corporation
 (A Development Stage Company)
Statement of Changes in Stockholder’s Equity

	Common Stock		Additional Paid-In	Income Accumulated During the Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, June 28, 2013 (Inception)	-	$-	$-	$-	$-
Common stock issued for services at $0.20 per share	10,000	10	1,990	-	2,000
Net income for the year ended June 30, 2013	-	-	-	19,761	19,761
Balance, June 30, 2013	10,000	$10	$1,990	$19,761	$21,761

See accompanying notes to the financial statements.

Starpoint General Corporation
(A Development Stage Company)
Statement of Cash Flows

For the Period from June 28, 2013 (Inception) to June 30, 2013

Cash flows from operating activities:
Net income	$19,761
Adjustments to reconcile net income to net cash used in operating activities:
Common stock issued in exchange for services rendered	2,000
Investment in equity securities - held-for-trading	(31,941)
Income tax payable	10,180
Net cash used in operating activities	-

Cash flows from investing activities:	-
Net cash provided by investing activities	-

Cash flows from financing activities:
Cash received from common stock issuances	-
Contributed capital	-
Net cash provided by financing activities	-

Net increase in cash	-
Cash at beginning of period	-
Cash at end of period	$-

Supplemental Disclosures:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to the financial statements.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

1)	ORGANIZATION

Starpoint General Corporation (the “Company”) was incorporated on June 28, 2013 in the State of Nevada.  The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is December 31.

The Company is a consulting business that provides strategic advice to growth companies in emerging markets.  The Company assists these companies in both business and corporate development, generating revenues through monetary fees assessed and equity securities granted in exchange for services rendered.

DEVELOPMENT STAGE COMPANY

The Company is considered to be in the development stage as defined in ASC 915 “Accounting and Reporting by Development Stage Enterprises.”  The Company’s efforts have been devoted primarily to raising capital, borrowing funds and attempting to implement its planned, principal activities.

2)	SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had no cash and cash equivalents as of June 30, 2013.

REVENUE RECOGNITION

The Company’s financial statements are prepared under the accrual method of accounting.  The Company recognizes revenue under ASC 605 “Revenue Recognition.”  Under ASC 605-45, the Company recognizes revenues in the period services are rendered and determined to be earned and realizable, or when collectability is assured.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1  Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2  Pricing inputs other than quoted prices in active markets including Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3  Pricing inputs that are generally observable inputs and not corroborated by market data.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET INCOME OR (LOSS) PER SHARE OF COMMON STOCK

The Company has adopted ASC 260 “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

As of June 30, 2013, the Company had issued 10,000 shares of common stock (see Note 4).  The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Various Accounting Standards Updates (ASU’s) through ASU No. 2013-11 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

3)	MARKETABLE SECURITIES

Marketable securities at June 30, 2013 are classified and disclosed as trading securities under the requirements of ASC 320.  Under such classification, the Company’s securities are required to be reflected at their fair values as follows:

June 30, 2013
Fair value of marketable securities at June 28, 2013 (Inception)	$31,941
Realized gain (loss) on marketable securities	-
Proceeds from the sale of marketable securities	-
Unrealized gain (loss) on marketable securities	-
Fair value of marketable securities at June 30, 2013	$31,941

4)	STOCKHOLDERS’ EQUITY

AUTHORIZED STOCK

The Company has authorized 75,000,000 of common shares with a par value of $0.001 per share.  Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the shareholder of the Company is sought.

SHARE ISSUANCES

In June, 2013, the Company’s Board of Directors agreed to issue 10,000 shares of $0.001 par value common stock at $0.001 to its President for services rendered on its behalf, which services are valued at $2,000, or $0.20 per share, by the Company.

5)	PROVISION FOR INCOME TAXES

The Company accounts for corporate income taxes in accordance with FASB ASC 740-10 “Income Taxes”. FASB ASC 740-10 requires an asset and liability approach for financial accounting and reporting for income tax purposes.

The tax provision (benefit) for the period-ended June 30, 2013 consisted of the following:

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

5)	PROVISION FOR INCOME TAXES (CONTINUED)

June 30, 2013
Current:
Federal	$8,683
State	1,497
Deferred:
Federal	-
State	-
Tax provision (benefit)	$10,180

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The Company’s total deferred tax liabilities, deferred tax assets, and deferred tax asset valuation allowances at June 30, 2013 are as follows:

June 30, 2013
Depreciation:
Federal	$-
State	-
Reserve for bad debts:
Federal	-
State	-
Vacation accrual:
Federal	-
State	-
Deferred tax asset	$-

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

5)	PROVISION FOR INCOME TAXES (CONTINUED)

The reconciliation of income tax computed at statutory rates of income tax benefits is as follows:

June 30, 2013

Expense at federal statutory rate	$8,683
State tax effects	1,497
Non-deductible expenses	-
Taxable temporary differences	-
Deductible temporary differences	-
Deferred tax asset valuation allowance	-
Income tax provision (benefit)	$10,180

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)).  FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

At the adoption date of June 28, 2013 (Inception), the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

The Company includes interest and penalties arising from the underpayment of income taxes in the statement of operations in the provision for income taxes.  As of June 30, 2013 the Company had no accrued interest or penalties.

As the Company is newly formed, there are no tax years, other than the current incomplete year, that remain subject to examination by major taxing jurisdictions.

Starpoint General Corporation
 (A Development Stage Company)
Notes to the Financial Statements

6)	GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As of June 30, the Company had no cash and cash equivalents.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and its ability to implement its planned, principal activities.  In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

7)	SUBSEQUENT EVENTS

The Company has evaluated its subsequent events from the balance sheet date through the date of this report and determined that there are no additional events to disclose.

These Pro Forma Condensed Financial Statements include adjustments to reflect the results of the following events:

On July 22, 2013 Continental Alloy Wheel Corporation (“CAWC”) entered into an exchange agreement with Starpoint General Corporation (“Starpoint”) to exchange 1,000 shares of CAWC in exchange for 10,000 shares of Starpoint representing 100% of the issued and outstanding shares of Starpoint.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Starpoint will become a wholly-owned subsidiary of CAWC and CAWC will acquire the business and operations of Starpoint.  The Exchange Agreement contains customary representations, warranties, and conditions.

The following unaudited pro forma condensed combined balance sheet and statements of operations are presented to give effect to exchange 1,000 shares of CAWC in exchange for Ten thousand (10,000) shares of Starpoint representing 100% of the issued and outstanding shares of Starpoint. The pro forma information was prepared based on the historical financial statements and related notes of CAWC and Starpoint after giving effect to the Transaction using the acquisition method of accounting.

The unaudited pro forma combined balance sheet as of June 30, 2013 is presented as if the Transaction had occurred on June 30, 2013. The unaudited pro forma combined statement of operations combine the results of operations of CAWC and Starpoint for the six month period ended June 30, 2013 and for the three month period ended June 30, 2013 and are presented as if the Transaction had occurred on January 1, 2013.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon an estimated valuation of shares as if the Transaction had occurred on June 30, 2013.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not intended to represent or be indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had CAWC and Starpoint been a combined company during the respective periods presented. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that CAWC may achieve with respect to the combined companies. The unaudited pro forma financial statements also do not include the effects of restructuring activities and post-merger synergy.

These unaudited pro forma condensed combined financial statements should be read in conjunction with CAWC historical consolidated financial statements and related notes for the six month period ended June 30, 2013 and the three month period ended June 30, 2013 as well as Starpoint’s historical financial statements and related notes for the six month period ended June 30, 2013 and the three month period ended June 30, 2013.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Unaudited Pro Forma Consolidated Balance Sheets
June 30, 2013

	Continental Alloy Wheel Corporation	Starpoint General Corporation		Pro Forma Adjustments	Pro Forma Combined
	(Acquirer - Legal Purpose)	(Acquiree - Legal Purpose)
ASSETS
Current assets
Cash	$542	$-		$-	$542
Investment in subsidiary	-	-	A	21,761	-
			B	(21,761)
Total current assets	542	-		-	542
Noncurrent assets
Investment in equity securities - held-for-trading	-	31,941		-	31,941
Restricted cash	22,000	-		-	22,000
Noncurrent assets	22,000	31,941		-	53,941
Total assets	$22,542	$31,941		$-	$54,483

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - related party	$22,220	$-		$-	$22,220
Accounts payable	10,465	-		-	10,465
Income tax payable	-	10,180		-	10,180
Total current liabilities	32,685	10,180		-	42,865

Redeemable common stock, par value $0.001, 2,200,000 and 0 shares outstanding at June 30, 2013 and December 31, 2012, respectively.	22,000	-		-	22,000

Stockholder’s Equity (Deficit)
Common Stock, par value $0.001, 75,000,000 shares authorized, 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively.	10,000	10	A	1	10,011
Additional paid-in capital	11,441	1,990	A	21,760	13,430
			B	(21,761)
Income (deficit) accumulated during the development stage	(53,584)	19,761			(33,823)
Total stockholder’s equity (deficit)	(10,143)	21,761		-	11,618
Total liabilities and stockholders' deficit	$22,542	$31,941		$-	$54,483

See accompanying notes to unaudited pro forma consolidated financial statements.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Unaudited Pro Forma Consolidated Statements of Operations
For the Six Month Period Ended June 30, 2013

	Continental Alloy Wheel Corporation	Starpoint General Corporation	Pro Forma Adjustments		Pro Forma Combined

Revenues, net:	$-	$31,941	$-		$31,941

Operating expenses:
Selling, general and administrative	10,229	2,000	-		12,229

Operating gain (loss) before income taxes	(10,229)	29,941	-		19,712

Income tax (expense) benefit	-	(10,180)	-		(10,180)

Net loss available to common stockholders	$(10,229)	$19,761	$-		$9,532

Basic and diluted loss per common share	$(0.00)	$1.98	$-		$0.00

Weighted average shares outstanding	12,200,000	10,000	1,000	C	12,211,000

See accompanying notes to unaudited pro forma consolidated financial statements.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Unaudited Pro Forma Consolidated Statements of Operations
For the Three Month Period Ended June 30, 2013

	Continental Alloy Wheel Corporation	Starpoint General Corporation	Pro Forma Adjustments		Pro Forma Combined

Revenues, net:	$-	$31,941	$-		$31,941

Operating expenses:
Selling, general and administrative	9,665	2,000	-		11,665

Operating gain (loss) before income taxes	(9,665)	29,941	-		20,276

Income tax (expense) benefit	-	(10,180)	-		(10,180)

Net loss available to common stockholders	$(9,665)	$19,761	$-		$10,096

Basic and diluted loss per common share	$(0.00)	$1.98	$-		$0.00

Weighted average shares outstanding	12,200,000	10,000	1,000	C	12,211,000

See accompanying notes to unaudited pro forma consolidated financial statements.

Pro forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the acquisition was completed on June 30, 2013 for balance sheet purposes and on January 1, 2013 for statement of operations and reflect the following pro forma adjustments:

A To record the issuance of 1,000 shares of CAWC at $21.76 per share with $0.001 par value in exchange for ten thousand (10,000) shares of Starpoint representing 100% of the issued and outstanding shares of Starpoint on June 30, 2013.

B  To eliminate investment in subsidiary

C Adjust the pro forma basic and diluted shares outstanding to include the weighted average number of common shares outstanding for CAWC and Starpoint during the respective periods, in addition to the common stock issued as a result of the share exchange assuming they had been issued at the beginning of the period. The common stock issued in connection with the share exchange transaction is assumed to be outstanding for the entire period presented.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE OF ACQUISITION CANDIDATE

Since inception until the present time, the principal independent auditor for Starpoint has neither resigned (nor declined to stand for reelection) nor have been dismissed.  The independent auditor for Starpoint is Morrill & Associates, 1448 North 2000 West, Suite 3, Clinton, Utah 84015.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Document Description
3.1*	Articles of Incorporation
3.2*	Bylaws
10.1*	Lockup Agreement
10.2	Exchange Agreement between Continental Alloy Wheel Corporation and Starpoint General Corporation
23.1	Consent of Anderson Bradshaw, PLLC
23.2	Consent of Morrill & Associates
99.1(a)*	Trust Agreement
99.1(b)*	Subscription Agreement

* Previously filed

UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the Offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii. The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv. Any other communication that is an offer in the Offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a. The undersigned Registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Las Vegas State of Nevada on July 30, 2013.

CONTINENTAL ALLOY WHEEL CORPORATION
(Registrant)

By: /s/ Andrew J. Befumo
Andrew J. Befumo, President, Director, Principal Accounting Officer, Principal Financial Officer, Chief Executive Officer, Secretary, Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

By: /s/ Andrew J. Befumo
Andrew J. Befumo, President, Director, Principal Accounting Officer, Principal Financial Officer, Chief Executive Officer, Secretary, and Treasurer

July 30, 2013

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.